July 28, 2009

Ruby Tuesday, Inc.

150 West Church Avenue

Maryville, Tennessee 37801

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Ruby Tuesday, Inc., a Georgia corporation (the “Company”), in connection with the issuance of 11,500,000 shares of common stock of the Company, no par value (collectively, the “Shares”), pursuant to an Underwriting Agreement, dated as of July 22, 2009 (the “Underwriting Agreement”) between Wells Fargo Securities, LLC (“Wells Fargo”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other underwriters named in Exhibit A to the Underwriting Agreement (the “Other Underwriters” and, together with Wells Fargo and Merrill Lynch, the “Underwriters”), as underwriters. The Shares will be issued in an underwritten public offering pursuant to the Company’s Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on June 25, 2009 (at the time it became effective, the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus dated June 26, 2009 and prospectus supplement dated July 22, 2009 (collectively, the “Prospectus”). All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement.

In arriving at the opinions expressed below, we have examined the Underwriting Agreement, the Prospectus and the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the articles of incorporation and the bylaws of the Company, and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Prospectus and the Registration Statement and certificates and statements of appropriate representatives of the Company.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

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The Shares have been duly authorized for issuance and upon the issuance and delivery of the Shares and the receipt by the Company of all consideration therefor in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

We express no opinion other than as to the Federal laws of the United States of America and the Georgia Business Corporation Code. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Current Report on 8-K of even date herewith, incorporated by reference into the Registration Statement, and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related rules. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,
/s/ Bryan Cave LLP
Bryan Cave LLP

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